UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event Reported): August 8, 2023

Conifer Holdings, Inc.
(Exact Name of Registrant as Specified in Charter)

Michigan	001-37536	27-1298795
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

3001 West Big Beaver Road, Suite 200
Troy, MI 48084
(Address of Principal Executive Offices) (Zip Code)

Registrant's telephone number, including area code: (248) 559-0840

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☒	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, no par value	CNFR	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter)

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01	Other Events.

On August 8, 2023, Conifer Holdings, Inc. (the “Company”) announced the expiration of its previously announced offer to exchange (the “Exchange Offer”) any and all validly tendered, not validly withdrawn and validly accepted outstanding 6.75% Senior Unsecured Notes due 2023 (the “Existing Notes”) for 9.75% Senior Unsecured Notes due 2028 (the “New Notes”) to be issued by the Company. The Exchange Offer expired at 6:00 p.m., New York City time, on August 1, 2023.

The Company is also offering up to $25,000,000 in aggregate principal amount of New Notes for cash (the “New Offering”), which are being offered on a reasonable best efforts basis and are still available for purchase. The Company will use the net proceeds of the New Offering to redeem all or a portion of the Existing Notes.

The Company issued a press release relating to the expiration of the Exchange Offer, attached hereto as Exhibit 99.1, which is incorporated by reference in its entirety.

Item 1.01.	Entry into a Material Definitive Agreement

The New Notes were issued pursuant to the terms and subject to the conditions set forth in the Indenture (the “Base Indenture”) by and between the Company and Wilmington Trust, National Association (the “Trustee”), dated September 24, 2018, as supplemented by that certain Second Supplemental Indenture, dated August 8, 2023 (the “Supplemental Indenture,” together with the Base Indenture, the “Indenture”).

The New Notes bear interest at the rate of 9.75% per year, and interest on the New Notes is payable quarterly in arrears on March 31, June 30, September 30 and December 31 of each year, beginning on September 30, 2023. The New Notes will mature on September 30, 2028. The Company may redeem the New Notes, in whole or in part at any time or from time to time on or after September 30, 2025, at the redemption price of 100% aggregate principal amount, plus any accrued and unpaid interest. The New Notes were issued in minimum denominations of $25 and integral multiples of $25 in excess thereof or in units, each representing $25.

The New Notes are senior unsecured indebtedness of the Company only and are not be obligations of or guaranteed by any of its subsidiaries. As such, the New Notes: (i) rank senior in right of payment to any of the Company’s existing and future indebtedness and other obligations that are, by their terms, expressly subordinated or junior in right of payment to the New Notes; (ii) rank equally in right of payment to all of the Company’s existing and future unsecured indebtedness and other obligations that are not, by their terms, expressly subordinated or junior in right of payment to the New Notes; (iii) are effectively subordinated to all of the Company’s existing and future secured indebtedness and other obligations to the extent of the value of the collateral securing such secured indebtedness and other obligations; and (iv) are structurally subordinated to the indebtedness and other obligations of all of the Company’s subsidiaries.

The foregoing summary of the New Notes, Supplemental Indenture and Indenture does not purport to be complete and is subject to and qualified in its entirety by reference to the Supplemental Indenture (which includes the form of the New Notes), which is filed as Exhibit 4.2 to this Current Report on Form 8-K and incorporated herein by reference, and by the terms of the Indenture, as filed with the Securities and Exchange Commission on September 24, 2018 as an exhibit to the Company’s Current Report on Form 8-K.

Item 2.03.	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

Please refer to the discussion under Item 1.01 above, which is incorporated under this Item 2.03 by reference.

Item 9.01	Financial Statements and Exhibits.

Exhibit 4.1
Indenture dated September 24, 2018, by and between the Company and Wilmington Trust, National Association, as trustee (incorporated by reference to the Company’s Current Report on Form 8-K, filed on September 24, 2018)

Exhibit 4.2	Second Supplemental Indenture dated August 8, 2023, by and between the Company and Wilmington Trust, National Association, as trustee
Exhibit 4.3	Form of Note (included in Exhibit A to the Second Supplemental Indenture)
Exhibit 99.1	Press Release Announcing Closing of Conifer Holdings, Inc.’s Exchange Offer, dated August 8, 2023
Exhibit 104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Conifer Holdings Inc.

Date: August 8, 2023	By:	/s/ BRIAN J. RONEY
Brian J. Roney
President